Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2012 (the “Effective Date”) by and between: (i) AeroTech Corporation, a Florida corporation (“Company”) and wholly owned subsidiary of Tactical Air Defense Services, Inc. (“Parent”); and (ii) Mark Daniels, an individual (hereinafter referred to as “Employee”). The Company, Parent, and Employee may be referred to hereinafter individually as a “Party” and collectively as the “Parties.

RECITALS

WHEREAS, on or about July 12, 2012 the Parent, Company, and Employee entered into an Acquisition Agreement (the “Acquisition Agreement”).

WHEREAS, prior to the date of the Acquisition Agreement, Employee was employed by the Company, which employment was terminated upon the date of the Acquisition Agreement.

WHEREAS, the Parties desire to continue the employment of Employee with the post Acquisition Agreement Company and pursuant to the terms of the Acquisition Agreement and as a key term of such Acquisition Agreement the Parties agreed to enter into this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth below, and subject to the terms of this Agreement and the Acquisition Agreement, the Company agrees to employ Employee, and Employee agrees to be employed by the Company as set forth in this Agreement.

1.

DESCRIPTION OF POSITION AND DUTIES.

a.

Position.   Employee shall be employed as President and Secretary of the Company and in such other capacities as may be mutually agreed upon from time to time by the Company and Employee.  Employee may be removed or terminated by the Board of Directors of the Company (the “Board”) as outlined herein.

b.

Essential Job Functions and Duties. Employee shall perform such duties as are customarily performed by other persons in similar such positions and as outlined in the Bylaws of the Company (collectively the “Duties”).

c.

Duty of Loyalty and Best Efforts.   Employee shall devote his attention, knowledge, and skills to the Company's business interests, and shall do so in good faith and with best efforts.  Notwithstanding the above and subject to the terms of this Agreement, the Company acknowledges and agrees that Employee may hold employment positions with additional companies, so long as Employee’s devotion of such attention, knowledge, and skills do not substantially interfere with Employee’s duty of loyalty and best efforts to the Company.

2.

COMPENSATION TERMS.

a.

Base Salary.  Employee shall receive a base salary (the “Base Salary”) of One Hundred and Twenty Thousand Dollars ($120,000) per year, payable bi-weekly on the 15th and 30th of each month, in arrears. In the event that Employee is employed by and receives a salary from an affiliate of the Company (an “Affiliate Salary”), the Base Salary shall be reduced by an amount equal to fifty (50%) percent of the Affiliate Salary received by Employee from such affiliate. Notwithstanding the above, at the Company’s sole discretion, it may elect to pay Employee at the end of each calendar quarter in the form of a promissory note, issued by the Parent, and convertible into restricted common stock, par value $0.001 of the Parent (the “Common Stock”) at a conversion price no greater than a fifty (50%) percent discount to such calendar quarter average closing price of the Stock.

b.

Performance Bonus.   In connection with each calendar year, partial or otherwise, in which Employee is employed by the Company, Employee may, at the discretion of the Board, participate in a management bonus program, the terms and conditions of which shall be determined at the sole discretion of the Board.

_____Company

       _____Employee

c.

Exempt Status.  Employee understands that at all times he is employed as an independent contractor and, therefore, he is not entitled to overtime wages.  Employee shall not receive overtime compensation for the services performed under this Agreement, unless specifically agreed to in writing.

d.

Expense Reimbursement.  Employee shall be entitled to reimbursement of reasonably incurred expenses incurred in the performance of the functions and duties under this Agreement; provided, however, all expenses shall require prior authorization of the Board. In order to receive reimbursement, Employee must timely provide the Company with an itemized account of all expenditures, along with suitable receipts therefore.

3.

BENEFITS.

a.

Health Insurance.   The Company agrees that upon the Effective Date, Employee shall be eligible to participate in the Company health insurance plan (the “Company Plan”), if such Company Plan is in place.  In the event that a Company Plan is in place, the Company agrees to pay the cost of an individual policy for Employee.  Should Employee choose to add additional family members to the Company Plan, any such additional costs shall be at the sole expense of Employee, and shall be deducted from Employee’s Base Salary. In the event that a Company Plan is not in place or if Employee chooses to not participate in a Company Plan, the Company shall reimburse Employee up to $1,000 per month for his out-of-pocket costs for any other individual health insurance plan or medical expenses. Notwithstanding the above, at the Company’s sole discretion, it may elect to pay such costs at the end of each calendar quarter in the form of a promissory note, issued by the Parent, and convertible into restricted Common Stock of the Parent at a conversion price no greater than a fifty (50%) percent discount to such calendar quarter average closing price of the Stock.

b.

Vacation.  Employee is entitled to up to four (4) weeks of paid vacation per year, which if unused shall accrue.

4.

TERM OF EMPLOYMENT.  The Company agrees to continue Employee's employment, and Employee agrees to remain in the employ of the Company, pursuant to the terms of this Agreement for a period of twelve (12) months, unless Employee’s employment is earlier terminated or modified pursuant to the provisions of this Agreement.

5.

TERMINATION.

a

Events of Termination.  The Employee's employment with the Company shall terminate upon any one of the following:

i.

Thirty (30) days after the date of a written notice sent to Employee stating the Company's determination made in good faith that it is terminating Employee for “Cause” as defined under Section 5(b) below (“Termination for Cause”);

ii.

Thirty (30) days after the date of a written notice sent to Employee stating the Company's determination made in good faith that, due to a mental or physical incapacity, Employee has been unable to perform his duties under this Agreement (“Termination for Disability”);

iii.

Upon Employee’s death (“Termination Upon Death”);

iv.

Upon the date of a written notice sent to the Company stating Employee's determination made in good faith of “Constructive Termination” by the Company, as defined under Section 5(c) below (“Constructive Termination”);

v.

Thirty (30) days after the date of a notice sent to Employee stating that the Company is terminating his employment, without Cause, which notice can be given by the Company at the Company's sole discretion, for any reason or for no reason whatsoever (“Termination Without Cause”); or

vi.

The date of a notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company (“Voluntary Termination”).

b.

“Cause” Defined.  For purposes of this Agreement, “Cause” for Employee's termination will exist at any time after the occurrence of one or more of the following events:

_____Company

       _____Employee

i.

Determination of the Board in good faith that Employee is not performing his Duties as outlined in this Agreement;

ii.

Any willful act or acts of dishonesty undertaken by Employee intended to result in substantial gain or personal enrichment of Employee at the expense of the Company;

iii.

Any willful act of misconduct which could reasonably be expected to materially and demonstrably result in damage to the Company.  No act, or failure to act, by Employee shall be considered “willful” if done, or omitted to be done, by him in good faith and in the reasonable belief that his act or omission was in the best interest of the Company and/or required by applicable law, or

iv.

Employee is charged with the commission of a misdemeanor or felony involving moral turpitude.

c.

“Constructive Termination” Defined.  “Constructive Termination” shall mean:

i.

A material reduction in Employee's salary or benefits not agreed to by Employee; or

ii.

A material change in Employee's responsibilities not agreed to by Employee.

d.

“Termination Without Cause” shall mean termination of Employee’s employment with the Company for any reason other than Cause.

e.

Effect of Termination.

i.

Termination for Cause or Voluntary Termination.  In the event of any termination of Employee's employment pursuant to Section 5(a)(i) or Section 5(a)(vi), the Company shall immediately pay to Employee the compensation and benefits accrued and otherwise payable to Employee under Section 2 through the date of termination.  The Employee's rights under the Company's benefit plans of general application, if any, shall be determined under the provisions of those plans.

ii.

Termination for Disability.  In the event of termination of employment pursuant to Section 5(a)(ii):

A.

The Company shall immediately pay to Employee the compensation and benefits accrued and otherwise payable to Employee under Section 2 through the date of termination; and

B.

The Employee shall receive any other benefit payments as provided in the Company's standard benefit plans applicable to disability, if any.

iii.

Termination Upon Death.  In the event of termination of employment pursuant to Section 5(a)(3), all obligations of the Company and Employee shall cease, except the Company shall immediately pay to Employee (or to Employee's estate) the compensation and benefits accrued and otherwise payable to Employee under Section 2 through the date of termination, if any.

f.

Constructive Termination or Termination Without Cause.  In the event of any termination of this Agreement pursuant to Section 5(a)(iv) or Section 5(a)(v), the Company shall immediately pay to Employee the compensation and benefits accrued and otherwise payable to Employee under entire term of this Agreement.

6.

CONFIDENTIALITY; NON-COMPETITION; NON-SOLICITATION.

a.           Covenants Regarding Confidential Information, Trade Secrets and Other Matters.  Employee covenants and agrees as follows:

_____Company

       _____Employee

i.

Definitions.  For purposes of this Agreement, the following terms are defined as follows:

A.

“Trade Secret” means all information possessed by or developed for the Company or Parent or any of its subsidiaries, including, without limitation, a compilation, program, device, method, system, technique or process, to which all of the following apply:  (i) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) the information is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

B.

“Confidential Information” means information, to the extent it is not a Trade Secret, which is possessed by or developed for the Company or Parent or any of its subsidiaries and which relates to the Company’s or Parent or any of its subsidiaries’ existing or potential business or technology, which information is generally not known to the public and which information the Company or Parent or any of its subsidiaries seeks to protect from disclosure to its existing or potential competitors or others, including, without limitation, for example:  business plans, strategies, existing or proposed bids, costs, technical developments, clients, existing or proposed research projects, financial or business projections, investments, marketing plans, negotiation strategies, training information and materials, information generated for client engagements and information stored or developed for use in or with computers.  Confidential Information also includes information received by the Company or any of its subsidiaries from others which the Company or Parent or any of its subsidiaries has an obligation to treat as confidential.

ii.

Nondisclosure of Confidential Information.  Except as required in the conduct of the Company’s or Parent or any of its subsidiaries’ business or as expressly authorized in writing on behalf of the Company or Parent or any of its subsidiaries, Employee shall not use or disclose, directly or indirectly, any Confidential Information during the period of his employment with the Company.  In addition, following the termination for any reason of Employee’s employment with the Company, Employee shall not use or disclose, directly or indirectly, any Confidential Information.  This prohibition also does not prohibit Employee’s use of general skills and know-how acquired during and prior to employment by the Company, as long as such use does not involve the use or disclosure of Confidential Information or Trade Secrets.

iii.

Trade Secrets.  During Employee’s employment by the Company, Employee shall do what is reasonably necessary to prevent unauthorized misappropriation or disclosure and threatened misappropriation or disclosure of the Company or Parent or any of its subsidiaries’ Trade Secrets and, after termination of employment, Employee shall not use or disclose the Company or Parent or any of its subsidiaries’ Trade Secrets as long as they remain, without misappropriation, Trade Secrets.

iv.

Copyright.  All copyrightable work by Employee relating to the Company’s or Parent’s business or the business of any subsidiary or affiliate of the Company during the term of Employee’s employment by the Company is intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, and shall be the property of the Company.  If the copyright to any such copyrightable work is not the property of the Company by operation of law, Employee will, without further consideration, assign to the Company all right, title and interest in such copyrightable work and will assist the Company and its nominees in every way, at the Company’s expense, to secure, maintain and defend for the Company’s benefit, copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and remain the property of the Company whether copyrighted or not.

v.

Exceptions.  The provisions of paragraphs (ii) and (iii) above will not be deemed to prohibit any disclosure that is required by law or court order, provided that Employee has not intentionally taken actions to trigger such required disclosure and, so long as not prohibited by any applicable law or regulation, the Company is given reasonable prior notice and an opportunity to contest or minimize such disclosure.

b.

Non-Competition.

i.

During Employment.  During Employee’s employment hereunder, Employee shall not engage, directly or indirectly, as an employee, officer, director, partner, manager, consultant, agent, owner or in any other capacity, in any competition with the Company or Parent or any of its subsidiaries and agrees not to solicit any Company or Parent or any of its subsidiaries business contact, including but not limited to, the Company or Parent or any of its subsidiaries’ customers, clients, vendors, employees, and independent contractors; provided, however, the Company and Employee agree that Employee is permitted to conduct business and compete in the civil aircraft industry, and that such conduct will not constitute a violation of the provisions of this Agreement.

_____Company

       _____Employee

ii.

Subsequent to Employment.  For a period of: (i) twelve (12) months following the termination of Employee’s employment for any reason or without reason; or (ii) twenty four (24) months following the date of the Acquisition Agreement, whichever is greater: Employee shall not in any capacity, whether in the capacity as an employee, officer, director, partner, manager, consultant, agent or owner, directly or indirectly advise, manage, render or perform services to or for any person or entity which is engaged in a business competitive to that of the Company or Parent or any of its subsidiaries and agrees not to solicit any Company or Parent or any of its subsidiaries business contacts, including but not limited to, the Company or Parent or any of its subsidiaries’ customers, clients, vendors, employees, and independent contractors; provided, however, the Company and Employee agree that Employee is permitted to conduct business and compete in the civil aircraft industry, and that such conduct will not constitute a violation of the provisions of this Agreement.

c.

Non-solicitation.  For a period of: (i) twelve (12) months following the termination of Employee’s employment for any reason or without reason; or (ii) twenty four (24) months following the date of the Acquisition Agreement, whichever is greater: Employee shall not solicit or induce any person who was an employee of the Company or Parent or any of its subsidiaries to leave their employment with the Company or Parent or any of its subsidiaries.

d.

Return of Documents.  Immediately upon termination of employment, Employee will return to the Company or Parent or any of its subsidiaries, and so certify in writing to the Company, all the Company or Parent or any of its subsidiaries’ papers, documents and things, including information stored for use in or with computers and software applicable to the Company or Parent or any of its subsidiaries’ business (and all copies thereof), which are in Employee’s possession or under Employee’s control, regardless whether such papers, documents or things contain Confidential Information or Trade Secrets.

e.

No Conflicts.  To the extent that they exist, Employee will not disclose to the Company or Parent or any of its subsidiaries any of Employee’s previous employer’s confidential information or trade secrets.  Further, Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement and that employment by the Company does not conflict with any prior obligations to third parties.  In addition, Employee and the Company agree that it is important for any prospective employer to be aware of this Agreement, so that disputes concerning this Agreement can be avoided in the future.  Therefore, Employee agrees that, following termination of employment with the Company, the Company or Parent or any of its subsidiaries may forward a copy of this Agreement (and any related Exhibits hereto) to any future prospective or actual employer, and Employee releases the Company or Parent or any of its subsidiaries from any claimed liability or damage caused to Employee by virtue of the Company’s act in making that prospective or actual employer aware of of this Agreement (and any related Exhibits hereto).

f.

Agreement on Fairness.  Employee acknowledges that:  (i) this Agreement has been specifically bargained between the parties and reviewed by Employee; (ii) Employee has had an opportunity to obtain legal counsel to review this Agreement and has in fact obtained legal counsel to review this Agreement; and (iii) the covenants made by and duties imposed upon Employee hereby are fair, reasonable and minimally necessary to protect the legitimate business interests of the Company, and such covenants and duties will not place an undue burden upon Employee’s livelihood in the event of termination of Employee’s employment by the Company and the strict enforcement of the covenants contained herein.

g.

Equitable Relief and Remedies.  Employee acknowledges that any breach of this Agreement will cause substantial and irreparable harm to the Company or Parent or any of its subsidiaries for which money damages would be an inadequate remedy.  Accordingly, notwithstanding the other provisions of this Agreement, the Company or Parent or any of its subsidiaries shall in any such event be entitled to seek injunctive and other forms of equitable relief to prevent such breach and the prevailing party shall be entitled to recover from the other, the prevailing party’s costs (including, without limitation, reasonable attorneys’ fees) incurred in connection with enforcing this Agreement, in addition to any other rights or remedies available at law, in equity or by statute.

_____Company

       _____Employee

7.

INDEMNIFICATION FOR THIRD PARTY CLAIMS.  The Company agrees to indemnify and hold harmless Employee to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which Employee is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Employee’s acting for the Company, including, without limitation, any act or omission by Employee in connection with his acceptance of or the performance or nonperformance of his duties and obligations under this Agreement; provided, however, such indemnification shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the negligence or willful misconduct of Employee.

If any action, suit, proceeding, or investigation is commenced, as to which Employee proposes to demand indemnification, he shall notify the Company with reasonable promptness.  The Company shall retain counsel of its own choice to represent him, and the Company shall pay the fees, expenses, and disbursements of such counsel, and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against Employee.  The Company shall not, without the prior written consent of Employee, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Employee of an unconditional and irrevocable release from all liability in respect of such claim.

Neither termination nor completion of the employment of Employee shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.

8.

MISCELLANEOUS PROVISIONS.

a.

Necessary Acts.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

b.

Entire Agreement; Modifications; Waiver.  This Agreement and the Acquisition Agreement constitute the entire agreement between the Parties pertaining to the subject matter contained in it. This Agreement and the Acquisition Agreement supersede all prior and contemporaneous agreements, representations, and understandings of the Parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

c.

No Assignment.  This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time.  The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

d.

Withholding.  All sums payable to Employee hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

_____Company

       _____Employee

e.

Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier or email, provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company or Parent: Tactical Air Defense Services, Inc. AeroTech Corporation 123 West Nye Lane, Suite 517 Carson City, Nevada 89706 Attention: Alexis Korybut, CEO E-mail:	If to Employee: Mark Daniels E-mail:

f.

Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect.  If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

g.

Headings.  The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.  In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word “or” is used in the inclusive sense.

h.

Dispute Resolution.   The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

i.

Attorney’s Fees.   Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

j.

Execution of the Agreement.  The Company, the party executing this Agreement on behalf of the Company, and Employee, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and Employee of this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and Employee and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein.  Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

_____Company

       _____Employee

k.

Joint Drafting and Exclusive Agreement.  This Agreement and the Acquisition Agreement are the only agreements executed by and between the Parties related to the subject matter described herein. There are no additional oral agreements or other understandings related to the subject matter described herein. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement. The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement. The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

l.

Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.  The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

m.

Counterparts and Fax Signatures.  This Agreement may be executed by Fax and in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

***SIGNATURE PAGE FOLLOWS***

_____Company

       _____Employee

SIGNATURE PAGE

IN WITNESS WHEREOF the Parties have executed this Employment Agreement effective as of the day and year first above written.

EMPLOYEE Mark Daniels /s/ Mark Daniels By: Mark Daniels An individual	COMPANY AeroTech Corporation /s/ Alexis C. Korybut By: Alexis C. Korybut Its: Chairman of the Board of Directors
PARENT Tactical Air Defense Services, Inc. /s/ Alexis C. Korybut By: Alexis C. Korybut Its: Chief Executive Officer

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

_____Company

       _____Employee